                                                                     EXHIBIT 4.1


             THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON
                 ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT

Warrant No. 1                        Number of Shares: As set forth in Section 1

Date of Issuance: September 9, 2002

                                  Engage, Inc.


                          Common Stock Purchase Warrant

                         (Void after September 9, 2009)


     Engage, Inc., a Delaware corporation with a principal office located at 100 Brickstone Square, Andover, Massachusetts 01810 (the "Company"), for value received, hereby certifies that CMGI, Inc., a Delaware corporation, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before the earlier of: (i) the moment immediately prior to the consummation of a Company Sale (as defined below) or
(ii) September 9, 2009 at not later than 5:00 p.m. (Boston, Massachusetts time) the number of shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), determined in accordance with Section 1 below, at a purchase price of $0.048 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

A "Company Sale" shall mean (i) any merger or consolidation of the Company with or into another entity as a result of which all or substantially all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all or substantially all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction; provided, however, a Company Sale shall not be deemed to have occurred as a result of a merger, consolidation, exchange or other transaction (a) for the purposes of changing the Company's jurisdiction of incorporation, (b) with any entity controlling, controlled by or under common control with the Company, or (c) if, immediately thereafter, all or substantially all of the beneficial owners of the capital stock of the Company immediately prior thereto beneficially own, directly or indirectly, at least a majority of the then-outstanding shares of capital stock of the resulting or acquiring entity (which shall include, without limitation, an entity which as a result of such transaction owns the Company or substantially all of the

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Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the capital stock of the Company immediately prior to such transaction. The Company shall notify the Registered Holder, in writing of any proposed Company Sale at least 10 days prior to the consummation of such Company Sale.

     1. NUMBER OF WARRANT SHARES. This Warrant shall be exercisable, in accordance with its terms, for the number of Warrant Shares equal to the product of 9.9% multiplied by the Number of Outstanding Shares of Common Stock (as defined below). For purposes of this Warrant, the "Number of Outstanding Shares of Common Stock" shall mean (i) the number of issued and outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable as of the date of exercise of this Warrant, upon the exercise or conversion of any outstanding securities or other rights which are exercisable for or convertible into Common Stock (other than shares issuable (a) upon exercise of this Warrant or (b) to employees or directors of the Company pursuant to a plan adopted by the Board of Directors of the Company) as of the earlier of: (A) the date of the first exercise of this Warrant, or (B) the moment immediately prior to the consummation of a Company Sale (the earlier of such dates, the "Measurement Date").

     2. REGISTRATION RIGHTS. The Warrant Shares possess certain "piggyback" registration rights pursuant to that certain Amended and Restated Investor Rights Agreement, dated as of September 9, 2002, by and between the Company and CMGI, Inc.

     3.   EXERCISE.

          (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

          (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 3(c) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date.

          (c) For purposes of this Warrant, "Fair Market Value" shall mean, on any day:

               (i) the closing price of the Common Stock (or any other security for which a closing price must be determined) on a national securities exchange or as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or

               (ii) if the Common Stock (or any such other security) is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock (or any such other security) on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or

               (iii) if the Common Stock (or any such other security) is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock (or any such other security) in the U.S. over-the-counter market; or

               (iv) if no such trading market is readily available, the fair market value of the Common Stock (or any such other security) as determined by the Company, in accordance with the following provisions:

                    (A) Subject to paragraph (c)(iv)(B) below, a determination by the Company of Fair Market Value shall promptly be made in good faith by the Company. Upon each determination of the fair market value of the Common Stock by the Company hereunder, the Company shall promptly give notice thereof to the Registered Holder, setting forth in reasonable detail the calculation of such fair market value and the method and basis of determination thereof (the "Company Determination").

                    (B) If the Registered Holder shall disagree with the Company Determination and shall by notice to the Company given within 7 days after the Company's notice of the Company Determination (an "Appraisal Notice") elect to dispute the Company Determination, such dispute shall be resolved as set forth in paragraph (c)(iv)(C) below.

                    (C) The Company shall within 7 days after an Appraisal Notice shall have been given pursuant to paragraph (c)(iv)(B) above engage an investment bank or other qualified appraisal firm reasonably acceptable to the Registered Holder (the "Appraiser") to make an independent determination of the fair market value of the Common Stock (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Registered Holder. If the Company Determination and the Appraiser

Determination differ by an amount of 15% or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by the Company and the Registered Holder; if the Company Determination is greater than the Appraiser Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Registered Holder; and if the Appraiser Determination is greater than the Company Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Company; provided that in each case costs separately incurred by the Company and the Registered Holder shall be separately borne by them.

               (d) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 3(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 3(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

               (e) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                    (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

                    (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares determined in accordance with Section 1 minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 3(b) above.

     4.   ADJUSTMENTS.

          (a) GENERAL. The Purchase Price shall be subject to adjustment from time to time pursuant to the terms of this Section 4. The number of Warrant Shares shall be subject to adjustment from time to time pursuant to the terms of this Section 4.

          (b) RECAPITALIZATIONS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision

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or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and if such event occurs after the Measurement Date the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such subdivision or the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased, and, if such event occurs after the Measurement Date, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

          (c) MERGERS, ETC. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 4(b) above), or any consolidation or merger of the Company with or into another corporation (other than a Company Sale), then, as part of any such reorganization, reclassification, consolidation or merger, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation or merger as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 4 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (d) CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made pursuant to this Section 4, the Company shall promptly mail to the Registered Holder, a certificate setting forth the Purchase Price and, if applicable, the number of Warrant Shares issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

     5. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 3(c) above.

     6.   REQUIREMENTS FOR TRANSFER.

          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

          7. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          8.   [INTENTIONALLY OMITTED]

          9.   NOTICES OF RECORD DATE, ETC. In case:

               (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

               (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         10. RESERVATION OF STOCK. The Company will at all times use reasonable efforts to reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant; provided, however, that if at any time the Company shall not have sufficient shares so available, the Company shall promptly take corrective action to remedy such shortfall.

         11. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         12. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     13.  TRANSFERS, ETC.

          (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     14. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth in the preamble hereto, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

     15. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     16. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     17. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     18. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                     Engage, Inc.


                                     By: /s/ Christopher Cuddy
                                         --------------------------------

[Corporate Seal]                     Title:  President and CEO
                                             ----------------------------

ATTEST:


/s/ Daniel M. Carroll
-----------------------

                                                                       EXHIBIT I


                                  PURCHASE FORM


To:_________________                                         Dated:____________


         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

[ ]      $______ in lawful money of the United States; and/or

[ ] The cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation).


                                        Signature:_____________________


                                        Address:________________________


                                                ________________________

                                                                      EXHIBIT II


                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                     Address                             Shares
----------------                     -------                             ------






Dated:_____________________                 Signature:_________________________

Dated:_____________________                 Witness:___________________________